EXHIBIT 10.3

SUBSIDIARY GUARANTY

1.           Identification.

This Guaranty (the “Guaranty”), dated as of November 24, 2010, is entered into by Brainy Acquisitions, Inc., a Georgia corporation, (“Guarantor”), for the benefit of the Collateral Agent identified below and the parties identified on Schedule A hereto (each a “Lender” and collectively, the “Lenders”).

2.           Recitals.

2.1           Guarantor is a direct or indirect subsidiary of Enter Corp., a Delaware corporation (“Parent”).  The Lenders have made and/or are making loans to Parent (the “Loans”).  Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2           The Loans are and will be evidenced by certain senior secured promissory Notes (collectively, “Note” or “Notes”) issued by Parent on, about or after the date of this Guaranty pursuant to subscription agreements dated at or about the date hereof (“Subscription Agreements”).  The Notes are further described on Schedule A hereto and were and or will be executed by Parent as “Borrower” for the benefit of each Lender as the “Holder” thereof.

2.3           In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes (collectively, the “Obligations”), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4           The Lenders have appointed SNK Consulting Services LLC as Collateral Agent pursuant to that certain Security Agreement dated at or about the date of this Agreement (“Security Agreement”), among the Lenders and Collateral Agent.

3.           Guaranty.

3.1           Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement or any other Transaction Document (as defined in the Subscription Agreement) (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations” and included in the definition of Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the guaranty set forth herein.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2           Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto.  The obligations of Guarantor under this Guaranty is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other guarantor or whether Parent or any other guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity of the Notes or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e)  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or  the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3           Waiver.  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4       Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations , (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5          Subrogation.  Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6     Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4.           Miscellaneous.

4.1           Expenses.  Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2           Waivers, Amendment and Remedies.  No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Collateral Agent Agreement) of the Lender or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Lenders, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

4.3           Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Guarantor, to:                                  c/o Enter Corp.
460 Brogdon Road, Suite 400
Suwanee, GA 30024
Attn: Tony Erwin, President and CEO
Fax: (678) 762-1122

With a copy by facsimile only to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Marc Ross  Esq.
Fax: (212) 930-9725

To Lenders:                                           To the addresses and telecopier numbers set
Forth on Schedule A

To the Collateral Agent:                     SNK Consulting Services LLC
6895 W. Nighthawk Drive
Post Fall, Idaho 83854
Attn: Susan U
Fax: (208) 930-4090

If to Guarantor, Lender or
Collateral Agent, with a copy by telecopier only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders.  Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.  Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’s obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Guarantor with the same force and validity as if served upon Guarantor.

4.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been indefeasibly paid pursuant to the terms of the Notes and the Subscription Agreements.

4.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”
BRAINY ACQUISITIONS, INC.

By:     /s/ John Benfield
           Name: John Benfield
Its: Chief Executive Officer

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO GUARANTY

SUBSCRIBER AND ADDRESS	PRINCIPAL AMOUNT	CLASS A WARRANT	CLASS B WARRANT
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$500,000.00	1,250,000	1,250,000
ADVENTURE VENTURES LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$125,000.00	312,500	312,500
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$125,000.00	312,500	312,500
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$500,000.00	1,250,000	1,250,000
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	$506,488.89 represented by the surrender of Debentures consisting of $500,000 of principal amount and $6,488.89 accrued principal	1,266,222	1,266,222
FJD HOLDINGS LLC 2005 Edenfield Place Lakeland, FL 33801 Attn: Frank D’Agostino Tax ID#: 27-1256035	$250,000.00	625,000	625,000
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158	$150,000.00	375,000	375,000
EDWARD KARR Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605	$100,000.00	250,000	250,000

MAIELLA INVESTMENT HOLDINGS LLC 8100 River Road, Apt. 804 North Bergen, NJ 07047 Fax: (201) 917-5925	$150,000.00	375,000	375,000
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$280,000.00	700,000	700,000
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$40,000.00	100,000	100,000
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$40,000.00	100,000	100,000
PAUL KESSLER IRA FBO c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$40,000.00	100,000	100,000
TOTALS	$2,806,488.89	7,016,222	7,016,222